EXHIBIT 10.73

SILICON VALLEY BANK

ACCOUNTS RECEIVABLE FINANCING AGREEMENT

This ACCOUNTS RECEIVABLE FINANCING AGREEMENT (the “Agreement”), dated as of March 28, 2002 is between Silicon Valley Bank, (“Bank”), and INSIGNIA SOLUTIONS INC. a Delaware corporation, (“Borrower”), whose address is 41300 Christy Street, Fremont, California 94538 and with a FAX number of                                       .

1.    Definitions.  In this Agreement:

“Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Account Debtor” is defined in the California Uniform Commercial Code and shall include any person liable on any Financed Receivable, such as, a guarantor of the Financed Receivable and any issuer of a letter of credit or banker’s acceptance.

“Adjusted Quick Ratio”  A ratio of Quick Assets to Current Liabilities minus Deferred Revenue of at least 1.25 to 1.00.

“Adjustments” are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.

“Administrative Fee” is defined in Section 3.3.

“Advance” is defined in Section 2.2.

“Advance Rate” is 80%, net of deferred revenue and offsets related to each specific Account Debtor, or another percentage as Bank establishes under Section 2.2.

“Applicable Rate” is a rate per annum equal to the “Prime Rate” plus 2.00 percentage points.

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Code” is the California Uniform Commercial Code.

“Collateral” is attached as Exhibit “A”.

“Collateral Handling Fee” is defined in Section 3.5.

“Collections” are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.

“Compliance Certificate” is attached as Exhibit “B”.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person;

and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices;  but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“Current Liabilities” are the aggregate amount of Borrower’s Total Liabilities which mature within one (1) year.

“Deferred Revenue” is all amounts received in advance of performance under maintenance contract and not yet recognized as revenue.

“Early Termination Fee” is defined in Section 3.6.

“Event of Default” is defined in Section 9.

“Facility” is an extension of credit by Bank to Borrower in order to finance receivables with an aggregate Account Balance not exceeding the Facility Amount.

“Facility Amount” is $1,500,000.00.

“Facility Fee” is defined in Section 3.4.

“Facility Period” is the period beginning on this date and continuing until March 27, 2003, unless the period is terminated sooner by Bank with notice to Borrower or by Borrower under Section 3.6.

“Finance Charges” is defined in Section 3.2.

“Financed Receivables” are all those accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances, and rights to payment, and all proceeds, including their proceeds (collectively “receivables”), which Bank finances and make an Advance.  A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been finally paid.

“Financed Receivable Balance” is the total outstanding amount, at any time, of all Financed Receivables.

“Guarantor” means any guarantor of the Obligations.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Ineligible Receivable” is any accounts receivable:

(A)  that is unpaid (90) calendar days after the invoice date; or

(B)  that is owed by an Account Debtor that has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or Insolvency Proceeding or who has become insolvent (as defined in the United States Bankruptcy Code) or who is generally not paying its debts as they become due; or

(C)  for which there has been any breach of warranty or representation in Section 6 or any breach of any covenant in this Agreement; or

(D)  for which the Account Debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment.

“Insolvency Proceeding” are proceedings by or against any person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is:

(a)  Copyrights, Trademarks, and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

(b)  Any trade secrets and any Intellectual Property Rights in computer software and computer software products now or later existing, created, acquired or held;

(c)  All design rights which may be available to Borrower now or later created, acquired or held;

(d)  Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

“Invoice Transmittal” shows accounts receivable which Bank may finance and, for each receivable, includes the Account Debtor’s, name, address, invoice amount, invoice date and invoice number and is signed by Borrower’s authorized representative.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Lockbox” is described in Section 6.2.

“Minimum Finance Charge” is $1,500.00 per month.

“Obligations” are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Agreement or any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Administrative Fees, interest, fees, expenses, professional fees and attorneys’ fees or other.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Quick Assets” is, on any date, the Borrower’s consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

“Reconciliation Day” is the last calendar day of each month.

“Reconciliation Period” is each calendar month.

“Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s debt to Bank (and identified as subordinated by Borrower and Bank).

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

“Trademarks” are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

2.    Financing of Accounts Receivable.

2.1. Request for Advances.  During the Facility Period, Borrower may offer accounts receivable to Bank, if there is not an Event of Default.  Borrower will deliver an Invoice Transmittal for each accounts receivable it offers.  Bank may rely on information on or with the Invoice Transmittal.

2.2. Acceptance of Accounts Receivable.  Bank is not obligated to finance any accounts receivable.  Bank may approve any Account Debtor’s credit before financing any receivable.  When Bank accepts a receivable, it will pay Borrower the Advance Rate times the face amount of the receivable (the “Advance”).  Bank may, in its discretion, change the percentage of the Advance Rate.  When Bank makes an Advance, the receivable becomes a “Financed Receivable.”  All representations and warranties in Section 6 must be true as of the date of the Invoice Transmittal and of the Advance and no Event of Default exists would occur as a result of the Advance.  The aggregate amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.

3.    Collections, Finance Charges, Remittances and Fees.   The Obligations shall be subject to the following fees and Finance Charges.  Fees and Finance Charges may, in Bank’s discretion, be charged as an Advance, and shall thereafter accrue fees and Finance Charges as described below.  Bank may, in its discretion, charge fee and Finance Charges to Borrower’s deposit account maintained with Bank.

3.1. Collections. Collections will be credited to the Financed Receivables Balance, but if there is an Event of Default, Bank may apply Collections to the Obligation in any order it chooses.   If Bank receives a payment for both Financed Receivable and a non Financed Receivable, the funds will first be applied to the Financed Receivable and, if there is not an Event of Default, the excess will be remitted to the Borrower, subject to Section 3.10.

3.2. Finance Charges. In computing Finance Charges on the Obligations, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations 3 Business Days after receipt of the Collections.  Borrower will pay a finance charge (the “Finance Charge”), which is the greater of (i) the Applicable Rate times the number of days in the Reconciliation Period times the outstanding average daily Financed Receivable Balance for that Reconciliation Period or (ii) the Minimum Finance Charge. After an Event of Default, Obligations accrue interest at 5 percent above the Applicable Rate effective immediately before the Event of Default.

3.3.  Administrative Fee.   Upon receipt of the Collections, Borrower will pay an Administrative Fee of 0% of the face amount of each Financed Receivable financed during that Reconciliation Period (the “Administrative Fee”).

3.4. Facility Fee. A fully earned, non-refundable facility fee of $5,000.00 is due upon execution of this Agreement.

3.5. Collateral Handling Fee. On each Reconciliation Day, Borrower will pay to Bank a collateral handling fee, equal to .35% per month of the average daily Financed Receivable Balance outstanding during the applicable Reconciliation Period. After an Event of Default, the Collateral Handling Fee will increase an additional .50% effective immediately before the Event of Default.

3.6. Early Termination Fee.  Intentionally Left Blank.

3.7. Accounting.  After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, the Collateral Handling Fee and the Administrative Fee.  If Borrower does not object to the accounting in writing within 30 days it is considered correct.  All Finance Charges and other interest and fees calculated on the basis of a 360 day year and actual days elapsed.

3.8.  Deductions.  Bank may deduct fees, finance charges and other amounts due from any Advances made or Collections received by Bank.

3.9.  Due Diligence Fee.  Borrower has paid to Bank a Due Diligence Fee of $10,000.00 to initiate Banks due diligence review process.  Such fee is fully earned by Bank and is non-refundable.

3.10.  Account Collection Services.  All Borrowers’ receivables are to be paid to the same address/or party and Borrower and Bank must agree on such address.  If Bank collects all receivables and there is not an Event of Default or an event that with notice or lapse of time will be an Event of Default, within five (5) days of receipt of those collections, Bank will give Borrower, the receivables collections it receives for receivables other than Financed Receivables and/or amount in excess of the amount for which Bank has made an Advance to Borrower, less any amount due to Bank, such as the Finance Charge, Administrative Fee, Collateral Handling Fee and expenses or otherwise. This Section does not impose any affirmative duty on Bank to do any act other than to turn over amounts.  All receivables and collections are Collateral and if an Event of Default occurs, Bank need not remit collections of Collateral and may apply them to the Obligations.

4.    Repayment of Obligations.

4.1.  Repayment on Maturity.  Borrower will repay each Advance on the earliest of: (a) payment of the Financed Receivable in respect which the Advance was made, (b) the Financed Receivable becomes an Ineligible Receivable, (c) when any Adjustment is made to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable is not otherwise an Ineligible Receivable, or (d) the last day of the Facility Period (including any early termination). Each payment will also include all accrued Finance Charges on the Advance and all other amounts due hereunder.

4.2.  Repayment on Event of Default.  When there is an Event of Default, Borrower will, if Bank demands (or, in an Event of Default under Section 9(B), immediately without notice or demand from Bank) repay all of the Advances.  The demand may, at Bank’s option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, Administrative Fees, attorneys and professional fees, court costs and expenses, and any other Obligations.

5.    Power of Attorney.  Borrower irrevocably appoints Bank and its successors and assigns it attorney-in-fact and authorizes Bank, regardless of whether there has been an Event of Default, to:

(A)  sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables:

(B)  demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses:

(C)  prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document;

(D)  notify all Account Debtors to pay Bank directly;

(E)  receive, open, and dispose of mail addressed to Borrower;

(F)  endorse Borrower’s name on check or other instruments;

(G)  execute on Borrower’s behalf any instruments, documents, financing statements to perfect Bank’s interests in the Financed Receivables and Collateral; and

(H)  do all acts and things necessary or expedient.

6.    Representations, Warranties and Covenants.

 6.1. Representations and Warranties.  Borrower represents and warrants for each Financed Receivable:

(A)  It is the owner with legal right to sell, transfer and assign it;

(B)  The correct amount is on the Invoice Transmittal and is not disputed;

(C)  Payment is not contingent on any obligation or contract and it has fulfilled all its obligations as of the Invoice Transmittal date;

(D)  It is based on an actual sale and delivery of goods and/or services rendered, due to Borrower, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

(E)  There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

(F)  It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

(G)  It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

(H)  Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

(I)   No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

6.1.1 Additional Representations and Warranties.  Borrower represents and warrants as follows:

(A)  Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.  The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower’s organizational documents, nor constitute an Event of Default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound.

(B)  Borrower has good title to the Collateral. All inventory is in all material respects of good and marketable quality, free from material defects.  Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business.  Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party.

(C)  Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors).  Borrower has complied with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules. None of Borrower’s properties or assets has been used by Borrower, to the best of Borrower’s knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes.  Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

6.2. Affirmative Covenants.  Borrower will do all of the following:

(A)  Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to Borrower’s business or operations.

(B)  Give Bank at least 10 days prior written notice of changes to its name, organization, chief executive office or location of records.

(C)  Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment if requested.

(D)  Provide a written report within 10 days, if payment of any Financed Receivable does not occur by its due date and include the reasons for the delay.

(E)  Give Bank copies of all Forms 10-K, 10-Q and 8-K (or equivalents) within 5 days of filing with the Securities and Exchange Commission, while any Financed Receivable is outstanding.

(F)  Execute any further instruments and take further action as Bank requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

(G)  Provide Bank with a Compliance Certificate no later than 5 days following each quarter end or as requested by Bank.

(H)  Provide Bank with, as soon as available, but no later than 30 days following each Reconciliation Period, a company prepared balance sheet and income statement, prepared under GAAP, consistently applied, covering Borrower’s operations during the period together with an aged listing of accounts receivable and accounts payable along with a deferred revenue report.

(I)   Immediately notify, transfer and deliver to Bank all collections Borrower receives for Financed Receivables.

(J)  Borrower will remit all payment’s for Accounts to the Bank by the close of business on each Friday along with a detailed cash receipts journal and shall immediately notify and direct all of the Borrower’s Account Debtor’s to make all payment’s for Borrower’s Accounts to a lockbox account established with the Bank (“Lockbox”) or to wire transfer payments to a cash collateral account that Bank controls. It will be considered an immediate  Event of Default if the Lockbox is not set-up and operational within 45 days from the date of this Agreement.

(K)  Borrower will allow Bank to audit Borrower’s Collateral, including but not limited to Borrower’s Accounts, at Borrowers expense, no later than 360 days of the execution of this Agreement and annually thereafter.  Provided however, if an Event of Default has occurred, Bank may audit Borrower’s Collateral, including but not limited to Borrower’s Accounts at Bank’s sole discretion and without notification and authorization from Borrower.

(L)  As of the last day of each Reconciliation Period, maintain the Adjusted Quick Ratio.

(M) Register with the United States Copyright Office (i) any software material to the business of Borrower it has, develops or acquires, including those in Exhibit A to the Intellectual Property Security Agreement, within 30 days of the date of this Agreement, and additional software rights developed or acquired, including significant revisions, additions or improvements to the software or revisions, additions or improvements which significantly improve the functionality of the software, after the date of this Agreement, before the sale or licensing to any third party of the software or any product based on or containing any software.  Borrower will promptly notify Bank upon Borrower’s filing of any application or registration of any Intellectual Property rights with the United States Patent and Trademark Office and Borrower will execute and deliver any and all instruments and documents as Bank may require to evidence or perfect Bank’s security interest in such application or registration.

(N) Borrower will:  (i) protect, defend and maintain the validity and enforceability of the Intellectual Property;

(ii) promptly advise Bank in writing of material infringements of the Intellectual Property; and (iii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(O)  Borrower will maintain its primary banking relationship with Bank.

6.3. Negative Covenants.  Borrower will not do any of the following without Bank’s prior written consent:

(A)  Assign, transfer, sell or grant, or permit any lien or security interest in the Collateral.

(B)  Convey, sell, lease, transfer or otherwise dispose of the Collateral.

(C)  Create, incur, assume, or be liable for any indebtedness.

(D)  Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, or permit any of its subsidiaries to do so.

(E)  Enter into any contractual obligation with Insignia Solutions Inc. (UK) greater than $1,000,000 per month or transfer cash to Insignia Solutions, Inc. (UK) in an amount greater than $1,000,000 per month.

7.    Adjustments.  If any Account Debtor asserts a discount, allowance, return, offset, defense, warranty claim, or the like (an “Adjustment”) or if Borrower breaches any of the representations, warranties or covenants set forth in Section 6., Borrower will promptly advise Bank.  Borrower will resell any rejected, returned, returned, or recovered personal property for Bank, at Borrower’s expense, and pay proceeds to Bank.  While Borrower has returned goods that are Borrower property, Borrower will segregate and mark them “property of Silicon Valley Bank.”  Bank owns the Financed Receivables and until receipt of payment, has the right to take possession of any rejected, returned, or recovered personal property.

8.    Security Interest. Borrower grants to Bank a continuing security interest in all presently and later acquired Collateral.  Any security interest will be a first priority security interest in the Collateral.

9.    Events of Default. Any one or more of the following is an Event of Default.

(A)  Borrower fails to pay any amount owed to Bank when due;

(B)  Borrower files or has filed against it any Insolvency Proceedings or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets;

(C)  Borrower becomes insolvent or is generally not paying its debts as they become due or is left with unreasonably small capital;

(D)  Any involuntary lien, garnishment, attachment attaches to the Financed Receivables or any Collateral;

(E)  Borrower breaches any covenant, agreement, warranty, or representation is an immediate Event of Default;

(F)  Borrower is in default under any document, instrument or agreement evidencing any debt, obligation or liability in favor of Bank its affiliates or vendors regardless of whether the debt, obligation or liability is direct or indirect, primary or secondary, or fixed or contingent;

(G)  An event of default occurs under any Guaranty of the Obligations or any material provision of any Guaranty is not valid or enforceable or a Guaranty is repudiated or terminated;

(H)  A material default or Event of Default occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement with Bank;

(I)  Any creditor that has signed a subordination agreement with Bank breaches any terms of the subordination agreement; or

(J)  (i) A material impairment in the perfection or priority of the Bank’s security interest in the Collateral; (ii) a material adverse change in the business, operations, or conditions (financial or otherwise) of the Borrower occurs; or (iii) a material impairment of the prospect of repayment of any portion of the Advances occurs.

10.    Remedies.

10.1. Remedies Upon Default.  When an Event of Default occurs, (1) Bank may stop financing receivables or extending credit to Borrower;  (2) at Banks option and on demand, all or a portion of the Obligations or, for to an Event of Default described in Section 9(B), automatically and without demand, are due and payable in full; (3) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;  (4) Bank is granted a non-exclusive, royalty–free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit and (5) Bank may exercise all rights and remedies under this Agreement and the law, including those of a secured party under the Code, power of attorney rights in Section 5 for the Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Financed Receivables and Collateral in any commercial manner.  Borrower agrees that any notice of sale required to be given to Borrower is deemed given if at least five days before the sale may be held.

10.2. Demand Waiver.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

10.3. Default Rate.  If any amount is not paid when due, the amount bears interest at the Applicable Rate plus five percent until the earlier of (a) payment in good funds or (b) entry of a final judgment when the principal amount of any money judgment will accrue interest at the highest rate allowed by law.

11.    Fees, Costs and Expenses.  The Borrower will pay on demand all fees, costs and expenses  (including attorneys’ and professionals fees with costs and expenses) that Bank incurs from:  (a) preparing, negotiating, administering, and enforcing this Agreement or related agreement, including any amendments, waivers or consents, (b) any litigation or dispute relating to the Financed Receivables, the Collateral, this Agreement or any other agreement, (c) enforcing any rights against Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Financed Receivables or other Collateral, (e) collecting the Financed Receivables and the  Obligations, and (f) any bankruptcy case or insolvency proceeding involving Borrower, any Financed Receivable, the Collateral, any Account Debtor, or any Guarantor.

12.    Choice of Law, Venue and Jury Trial Waiver.  California law governs this Agreement.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

13.    Notices.  Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by FAX to the addresses listed at the beginning of this Agreement.  A party may change notice address by written notice to the other party.

14.    General Provisions.

14.1.  Successors and Assigns.  This Agreement binds and is for the benefit of successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion.  Bank may, without the consent of or notice to Borrower, sell, transfer, or grant participation in any part of Bank’s obligations, rights or benefits under this Agreement.

14.2.  Indemnification.  Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against:  (a) obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) losses or expenses incurred, or paid by Bank from or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

14.3.  Time of Essence.  Time is of the essence for performance of all obligations in this Agreement.

14.4. Severability of Provision.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

14.5. Amendments in Writing, Integration.  All amendments to this Agreement must be in writing.  This Agreement is the entire agreement about this subject matter and supersedes prior negotiations or agreements.

14.6. Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts and when executed and delivered are one Agreement.

14.7. Survival.  All covenants, representations and warranties made in this Agreement continue in force while any Financed Receivable amount remains outstanding.  Borrower’s indemnification obligations survive until all statutes of limitations for actions that may be brought against Bank have run.

14.8. Confidentiality.  Bank will use the same degree of care handling Borrower’s confidential information that it uses for its own confidential information, but may disclose information; (i) to its subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Agreement, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with an examination or audit and (v) as it considers appropriate exercising the remedies under this Agreement.  Confidential information does not include information that is either: (a) in the public domain or in Bank’s possession when disclosed, or becomes part of the public domain after disclosure to Bank; or (b) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

14.9. Other Agreements.  This Agreement may not adversely affect Banks rights under any other document or agreement.  If there is a conflict between this Agreement and any agreement between Borrower and Bank, Bank may determine in its sole discretion which provision applies.  Borrower acknowledges that any security agreements, liens and/or security interests securing payment of Borrower’s Obligations also secure Borrower’s Obligations under this Agreement and are not adversely affected by this Agreement.  Additionally, (a) any Collateral under other agreements or documents between Borrower and Bank secures Borrowers Obligations under this Agreement and (b) a default by Borrower under this Agreement is a default under agreements between Borrower and Bank.

BORROWER:	INSIGNIA SOLUTIONS INC.

By	/s/ Al Wood
Title	CFO

BANK: SILICON VALLEY BANK

By	/s/ Quentin Falconer
Title	Senior VP

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know–how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing;

All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

1

Exhibit “B”

SILICON VALLEY BANK

SPECIALTY FINANCE DIVISION

Compliance Certificate

I, as authorized officer of INSIGNIA SOLUTIONS INC.  (“Borrower”) certify under the Accounts Receivable Financing Agreement (the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows.

Borrower represents and warrants for each Financed Receivable:

It is the owner with legal right to sell, transfer and assign it;

The correct amount is on the Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and it has fulfilled all its obligations as of the Invoice Transmittal date;

It is based on an actual sale and delivery of goods and/or services rendered, due to Borrower, it is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it proceedings and does not anticipate any filing;

Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants as follows:

Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.  The execution, delivery and performance of this Agreement has been duly authorized, and do not conflict with Borrower’s formations documents, nor constitute an Event of Default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound.

Borrower has good title to the Collateral. All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors).  Borrower has complied with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules. None of Borrower’s properties or assets has been used by Borrower, to the best of Borrower’s knowledge, by previous persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes.  Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

All representations and warranties in the Agreement are true and correct in all material respects on this date.

Sincerely,
/s/ Quentin Falconer
SIGNATURE
Senior V.P.
TITLE
3-29-02
DATE

2

SILICON VALLEY BANK

SPECIALTY FINANCE DIVISION

SECRETARY’S CERTIFICATE OF RESOLUTION

I, as Secretary of INSIGNIA SOLUTIONS INC., a Delaware corporation (the “Corporation”), certify that the Board of Directors of the Corporation has empowered

It is resolved that any one of the following officers of the Corporation, whose name, title and signature is below:

NAME	TITLE	SIGNATURE
Al Wood	CFO	/s/ Al Wood

to conduct any ordinary business of the corporation including but not limited to the following:

Sell the corporation’s accounts receivable to Bank

Grant to Bank a security interest in any of the corporation’s assets

Execute and deliver certain agreements in connection with the sale of receivables, and granting of security interests.

Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive the Corporation’s right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are the Corporation’s officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

X	/s/ Al Wood
*Secretary or Assistant Secretary	Date

X	/s/ Mark McMillen
* If the certifying officer is designated as a signer in these resolutions then another corporate officer must also sign.

3

LOCKBOX SERVICE SUBSCRIBER AGREEMENT

SILICON VALLEY BANK (“Bank”) and the undersigned company (“Subscriber”) agree as follows:

1.                                       Remittance Banking Service.  Commencing                          , 2002, INSIGNIA SOLUTIONS INC. (“Subscriber”) has requested that Silicon Valley Bank (“Bank”) provide Subscriber with the Bank’s Lockbox/Remittance Banking Service facilities (the “Service”), This Service will be provided by the Bank or its agent (“Agent”), for the deposit of its clients’ remittance items.

2.                                       Client Remittances.  Clients of Subscriber will be directed to  forward their remittances to Subscriber at a post office address assigned by Bank or its agent.  Bank, or its Agent, shall have unrestricted and exclusive access to the mail directed to this address.  Subscriber agrees it will not furnish “business reply” mail envelopes to its clients for their remittances, and any such envelopes mailed to the Bank–designated address may be refused or returned to sender.  Subscriber agrees to notify Bank 30 days in advance of any change in Subscriber’s remittance statement and/or mailing schedule.

3.                                       Collection of Mail.  Bank, or its Agent, will collect mail from the post office at multiple times each business day.

4.                                       Endorsement of Items.  Bank, or its Agent, will endorse, on behalf of Subscriber, checks and other deposited items that appear to be for deposit to the credit of Subscriber.  Subscriber shall indemnify Bank and its Agent from any liability that may arise by virtue of Bank’s, or its Agent’s, endorsement and negotiation of such checks.

5.                                       Subscriber’s Account.  Bank, or its Agent, will process the checks and other deposited items and the Bank shall credit the total amount to the account described below (the “Account”).  During the term of this Agreement, all collected funds held in the Account shall be deemed to be Subscriber’s funds for all legal  purposes (e.g., attachment, execution and other forms of legal  process).  The crediting and collection of items will be handled under the same terms and conditions as apply to other commercial deposits.  Subscriber acknowledges receipt of a copy of Bank’s account rules and regulations.  Subscriber will have access to funds collected by Service when credited to Subscriber’s account with Bank.

6.                                       Processing of Items.  The processing of checks and other deposited items will be accomplished in accordance with the various services and options recited in the attached End-User Set-up Form.

7.                                       Record of Deposited Items.  All checks and other deposited items will be microfilmed by Bank, or its Agent, and the film will be retained by Bank, or its Agent, for a period not less than one (1) year.

8.                                       Restrictive Endorsements.  Although Bank, or its Agent, normally forwards, without processing, checks discovered bearing the typed or handwritten notation “PAYMENT IN FULL” or other notations (“restrictive endorsements”), Bank or its Agent, assumes no responsibility for its failure to do so. Bank, or its Agent, will process in the usual manner any checks bearing restrictive endorsements where the wording is imprinted as part of the check or voucher, indicating a general business practice of the payor.  Subscriber will instruct their clients to send all payments with restrictions such as “paid in full” to a separate location or person other than the LOCKBOX address or regular payment location so that the payee can decide whether or not to accept or reject the check, rather that have the check possibly processed without thought to the issue.  Subscriber has reviewed and understands the California Commercial Code (Section 3311) relating accord and satisfaction.

9.                                       Stock Certificates.  Bank, or its Agent, will not be held liable in the event a stock certificate, bond and/or stock power is received by Bank, or its Agent, in error; however, Bank, or its Agent, will endeavor to identify such items and  to forward them to Subscriber.

10.                                 Returned Merchandise.  Subscriber agrees to instruct its clients not to send any returned merchandise to the post office address assigned by Bank, and Subscriber hereby holds Bank, or its Agent, free of liability in the event such merchandise is received at the address.  Bank, or its Agent, will make all reasonable attempts to forward merchandise received to Subscriber, at the risk and expense of Subscriber.

11.                                 Commingling.  The Bank hereby acknowledges that, of operational necessity, payments to a given

1

LOCKBOX under the Service must be commingled with other funds in one or more accounts during the course of processing.  Therefore, no payments that, by virtue of a statutory, regulatory, contractual or similar restriction, cannot be commingled with other payments or funds will be accepted under the Service.  Subscriber hereby understands that it will not request the Service if commingling of funds is not permitted due to regulatory, contractual, or similar restrictions.  Bank, or its Agent will not be responsible for the identification of these items nor will they accept any responsibility or liability which may occur as a result of processing such an item in the LOCKBOX.

12.                                 Third Party Secured Creditor.  The Subscriber hereby acknowledges that Bank shall not be obligated to, and Bank shall not, enter into a third party secured creditor agreement with any creditor of a LOCKBOX Subscriber with respect to any payments or funds processed through the LOCKBOX system as part of the Service.  Subscriber agrees not to participate in the Service if required to enter into a third party secured creditor agreement by another party.

13.                                 Confidentiality.  Bank, or its Agent, agrees that all information concerning the clients of the Subscriber which comes into Bank’s, or its Agent’s, possession pursuant to this Agreement will be treated in the same confidential manner as is information relating to the accounts of Bank’s depositors.

14.                                 Fees.  Unless otherwise agreed by Bank, Subscriber shall pay Bank the fees set forth for this service in Bank’s most current Fee Schedule, plus additional fees for the performance of services beyond the terms of this Agreement, or resulting from increased expenses incurred by the failure of Subscriber to furnish, on demand, data in a form acceptable to Bank.

15.                                 Limitations on Bank Liability.  In addition to the limitations set forth in paragraph 8, above, Bank’s, or its Agent’s, liability will be limited only to acts resulting from Bank’s, or its Agent’s, gross negligence or willful misconduct and shall not exceed Bank’s fees and charges to Subscriber in connection with the Service for the month in which damages are suffered.  Under no circumstances will Bank, or its Agent, be held liable for any general or consequential damages or damages caused, in whole or in part, by the action or inaction of Subscriber or any agent or employee of Subscriber. Bank, or its Agent, will not be liable for any damage, loss, liability or delay caused by accidents, strikes, fire, flood, war, riot, equipment breakdown, electrical or mechanical failure, acts of God, or any cause which is reasonably unavoidable or beyond its reasonable control.  Subscriber agrees that the fees charged by Bank for the performance of this service shall be deemed to have been established in contemplation of these limitations on Bank’s, or its Agent’s, liability.

16.                                 Indemnification.  Subscriber agrees to indemnify Bank, its parent Company, affiliates, subsidiaries, or its Agent, against any and all damages, losses or liabilities, including without limitation reasonable attorneys’ fees and court costs, which results, directly or indirectly, in whole or in part, from any negligence or fraud of Subscriber, its Agent, or any employee of Subscriber or from any performance by Bank, or its Agent, of Bank’s obligations under this Agreement.

17.                                 Subscriber’s Records.  This Agreement and the performance by Bank, or its Agent, or its services hereunder shall not relieve Subscriber of any obligation imposed by law or contract regarding the maintenance of records or from employing adequate audit, account and review practices as are customarily followed by similar businesses.

18.                                 Amendment and Termination.  Bank may amend the terms of this Agreement from time to time by giving written notice to Subscriber at the address set forth below or by sending Subscriber a copy of the amended Agreement.  If Bank raises any fee(s) or deletes any service(s), it agrees to give Subscriber 30 days’ prior notice.  Bank may immediately terminate this Agreement in the event that Subscriber or any third party disputes the ownership of the Account or of the funds on deposit in the Account.  Otherwise, either party may terminate this Agreement on 30 days’ written notice to the other.

19.                                 Governing Law.  This Agreement shall be governed by the laws of the State of California.  Any dispute between the parties to this contract shall be filed in the Court having the appropriate jurisdiction in the County of Santa Clara, California.

20.                                 Notices.  All written notices required by this Agreement shall be delivered or mailed to the other party at the address set  forth below or to such other address as the party may specify in writing.

2

Depository Account Number:

Dated	/	/	Dated	/	/

INSIGNIA SOLUTIONS INC.			SILICON VALLEY BANK

41300 Christy Street			3003 Tasman Drive, NC431

Fremont, California 94538			Santa Clara, CA 95054

By	/s/ Al Wood		By	/s/ Quentin Falconer
(authorized signature)			(authorized signature)

Title	CFO		Title	Senior V.P.

3

AMENDED LOCKBOX AGREEMENT

INSIGNIA SOLUTIONS INC. (“Subscriber”) shall hold all payments on, and proceeds of, Receivables in trust for Silicon Valley Bank (“Bank”), and Subscriber shall immediately deliver all such payments and proceeds to Bank in their original form, duly endorsed in blank, to be applied to the Obligations in such order as Bank shall determine.

Subscriber hereby agrees to accept a change in the disposition of its lockbox #                       proceeds from the current account #                  to the Bank Cash Collateral Account #                    beginning immediately.  We understand that Bank may, in its discretion, require that all proceeds of Collateral be deposited by Subscriber into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in such form as Bank may specify.  Bank or its designee may, at any time, notify Account Debtors that Receivables have been assigned to Bank.

DATED:	March 28, 2002

AGREED TO AND ACKNOWLEDGED BY:

Subscriber:

INSIGNIA SOLUTIONS INC.

By	/s/ Al Wood
President or Vice President

By	/s/ Al Wood
Secretary or Ass’t Secretary

Bank:

SILICON VALLEY BANK

By	/s/ Quentin Falconer
Title	Senior V.P.

1

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this “IP Agreement”) is made as of March 28, 2002 by and between INSIGNIA SOLUTIONS INC. (“Grantor”), and Silicon Valley Bank, a California banking corporation (“Bank”).

RECITALS

A.     Bank will make advances to Grantor (“Advances”) as described in the Accounts Receivable Financing Agreement (the “Financing Agreement”), but only if Grantor grants Bank a security interest in its Copyrights, Trademarks, Patents, and Mask Works.  Defined terms used but not defined herein shall have the same meanings as in the Financing Agreement.

B.      Pursuant to the terms of the Financing Agreement, Grantor has granted to Bank a security interest in all of Grantor’s right title and interest, whether presently existing or hereafter acquired in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and intending to be legally bound, as collateral security for the prompt and complete payment when due of Grantor’s Indebtedness under the Financing Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

1.       Grant of Security Interest.  As collateral security for the prompt and complete payment and performance of all of Grantor’s present or future Indebtedness, obligations and liabilities to Bank, Grantor hereby grants a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property Collateral (all of which shall collectively be called the “Intellectual Property Collateral”), including, without limitation, the following:

(a)  Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto (collectively, the “Copyrights”);

(b)  Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)  Any and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;

(d)  All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto (collectively, the “Patents”);

(e)  Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the “Trademarks”)

(f)  All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired, including, without limitation those set forth on Exhibit D attached hereto (collectively, the  “Mask Works”);

(g)  Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(h)  All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

(i)  All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

1

(j)  All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

2.       Authorization and Request.  Grantor authorizes and requests that the Register of Copyrights and the Commissioner of Patents and Trademarks record this IP Agreement.

3.       Covenants and Warranties.  Grantor represents, warrants, covenants and agrees as follows:

(a)  Grantor is now the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Grantor to its customers in the ordinary course of business.

(b)  Performance of this IP Agreement does not conflict with or result in a breach of any IP Agreement to which Grantor is bound, except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the licensor’s or other party’s consent and this IP Agreement constitutes a security interest.

(c)  During the term of this IP Agreement, Grantor will not transfer or otherwise encumber any interest in the Intellectual Property Collateral, except for non-exclusive licenses granted by Grantor in the ordinary course of business or as set forth in this IP Agreement;

(d)  To its knowledge, each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party;

(e)  Grantor shall promptly advise Bank of any material adverse change in the composition of the Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark, Patent, Copyright, or Mask Work specified in this IP Agreement;

(f)  Grantor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and Mask Works, (ii) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights, and Mask Works and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents, Copyrights, or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Grantor determines that reasonable business practices suggest that abandonment is appropriate.

(g)  Grantor shall promptly register the most recent version of any of Grantor’s Copyrights, if not so already registered, and shall, from time to time, execute and file such other instruments, and take such further actions as Bank may reasonably request from time to time to perfect or continue the perfection of Bank’s interest in the Intellectual Property Collateral;

(h)  This IP Agreement creates, and in the case of after acquired Intellectual Property Collateral, this IP Agreement will create at the time Grantor first has rights in such after acquired Intellectual Property Collateral, in favor of Bank a valid and perfected first priority security interest in the Intellectual Property Collateral in the United States securing the payment and performance of the obligations evidenced by the Note and the Financing Agreement upon making the filings referred to in clause (i) below;

(i)  To its knowledge, except for, and upon, the filing with the United States Patent and Trademark office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority of U.S. regulatory body is required either (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of this IP Agreement by Grantor in the U.S. or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies thereunder;

(j)  All information heretofore, herein or hereafter supplied to Bank by or on behalf of Grantor with respect to the Intellectual Property Collateral is accurate and complete in all material respects.

(k)  Grantor shall not enter into any agreement that would materially impair or conflict with Grantor’s obligations hereunder without Bank’s prior written consent, which consent shall not be unreasonably withheld.

2

Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor’s rights and interest in any property included within the definition of the Intellectual property Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts.

(l)  Upon any executive officer of Grantor obtaining actual knowledge thereof, Grantor will promptly notify Bank in writing of any event that materially adversely affects the value of any material Intellectual Property Collateral, the ability of Grantor to dispose of any material Intellectual Property Collateral of the rights and remedies of Bank in relation thereto, including the levy of any legal process against any of the Intellectual Property Collateral.

4.     Bank’s Rights.  Bank shall have the right, but not the obligation, to take, at Grantor’s sole expense, any actions that Grantor is required under this IP Agreement to take but which Grantor fails to take, after fifteen (15) days’ notice to Grantor.  Grantor shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 4.

5.     Inspection Rights.  Grantor hereby grants to Bank and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable written notice to Grantor, and any of Grantor’s plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Intellectual Property Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Grantor and as often as may be reasonably requested, but not more than one (1) in every six (6) months; provided, however, nothing herein shall entitle Bank access to Grantor’s trade secrets and other proprietary information.

3

6.     Further Assurances; Attorney in Fact.

(a)  On a continuing basis, Grantor will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademarks Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Bank, to perfect Bank’s security interest in all Copyrights, Patents, Trademarks, and Mask Works and otherwise to carry out the intent and purposes of this IP Agreement, or for assuring and confirming to Bank the grant or perfection of a security interest in all Intellectual Property Collateral.

(b)  Grantor hereby irrevocably appoints Bank as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Bank or otherwise, from time to time in Bank’s discretion, upon Grantor’s failure or inability to do so, to take any action and to execute any instrument which Bank may deem necessary or advisable to accomplish the purposes of this IP Agreement, including:

(i)  To modify, in its sole discretion, this IP Agreement without first obtaining Grantor’s approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks or Mask Works acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which Grantor no longer has or claims any right, title or interest; and

(ii)  To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Intellectual Property Collateral without the signature of Grantor where permitted by law.

7.     Events of Default.  The occurrence of any of the following shall constitute an Event of Default under this IP Agreement:

(a)  An Event of Default occurs under the Financing Agreement; or

(b)  Grantor breaches any warranty or agreement made by Grantor in this IP Agreement.

8.     Remedies.  Upon the occurrence and continuance of an Event of Default, Bank shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code, including without limitation the right to require Grantor to assemble the Intellectual Property Collateral and any tangible property in which Bank has a security interest and to make it available to Bank at a place designated by Bank.  Bank shall have a nonexclusive, royalty free license to use the Copyrights, Patents, Trademarks, and Mask Works to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.  Grantor will pay any expenses (including reasonable attorney’s fees) incurred by Bank in connection with the exercise of any of Bank’s rights hereunder, including without limitation any expense incurred in disposing of the Intellectual Property Collateral.  All of Bank’s rights and remedies with respect to the Intellectual Property Collateral shall be cumulative.

9.     Indemnity.  Grantor agrees to defend, indemnify and hold harmless Bank and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this IP Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following or consequential to transactions between Bank and Grantor, whether under this IP Agreement or otherwise (including without limitation, reasonable attorneys fees and reasonable expenses), except for losses arising from or out of Bank’s gross negligence or willful misconduct.

10.     Reassignment.  At such time as Grantor shall completely satisfy all of the obligations secured hereunder, Bank shall execute and deliver to Grantor all deed, assignments, and other instruments as may be necessary or proper to reinvest in Grantor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Bank pursuant hereto.

11.     Course of Dealing.  No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

4

12.     Attorneys’ Fees.  If any action relating to this IP Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements.

13.     Amendments.  This IP Agreement may be amended only by a written instrument signed by both parties hereto.

14.     Counterparts.  This IP Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

15.     Law and Jurisdiction.  This IP Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard for choice of law provisions.  Grantor and Bank consent to the nonexclusive jurisdiction of any state or federal court located in Santa Clara County, California.

16.     Confidentiality.  In handling any confidential information, Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this IP Agreement except that the disclosure of this information may be made (i) to the affiliates of the Bank, (ii) to prospective transferee or purchasers of an interest in the obligations secured hereby, provided that they have entered into comparable confidentiality agreement in favor of Grantor and have deliver a copy to Grantor, (iii) as required by law, regulation, rule or order, subpoena judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of Bank.

IN WITNESS WHEREOF, the parties hereto have executed this IP Agreement on the day and year first above written.

Address of Grantor:	GRANTOR:

41300 Christy Street	INSIGNIA SOLUTIONS INC.
Fremont, California 94538
	By:	/s/ Al Wood
	Name:	Al Wood
	Title:	CFO

5

Exhibit “A” attached to that certain Intellectual Property Security Agreement dated March 28, 2002

EXHIBIT “A”

COPYRIGHTS

SCHEDULE A – ISSUED COPYRIGHTS

COPYRIGHT DESCRIPTION	REGISTRATION NUMBER	DATE OF ISSUANCE

SCHEDULE B – PENDING COPYRIGHT APPLICATIONS

FIRST DATE OF PUBLIC DISTRIBUTION
COPYRIGHT DESCRIPTION	APPLICATION NUMBER	DATE OF FILING	CREATION

SCHEDULE C – UNREGISTERED COPYRIGHTS (Where No Copyright Application is Pending)

COPYRIGHT DESCRIPTION	DATE OF CREATION	FIRST DATE OF DISTRIBUTION	ORIGINAL AUTHOR OR OWNER OF COPYRIGHT (IF DIFFERENT FROM GRANTOR)	DATE AND RECORDATION NUMBER OF IP AGREEMENT TO OWNER OF GRANTOR (IF ORIGINAL AUTHOR OR OWNER OF COPYRIGHT IS DIFFERENT FROM GRANTOR)

6

Exhibit “B” attached to that certain Intellectual Property Security Agreement dated March 28, 2002

EXHIBIT “B”

PATENTS

PATENT DESCRIPTION	DOCKET NO.	COUNTRY	SERIAL NO.	FILING DATE	STATUS

7

Exhibit “C” attached to that certain Intellectual Property Security Agreement dated March 28, 2002

EXHIBIT “C”

TRADEMARKS

TRADEMARK DESCRIPTION	COUNTRY	SERIAL NO.	REG. NO	STATUS

8

Exhibit “D” attached to that certain Intellectual Property Security Agreement dated March 28, 2002

EXHIBIT “D”

MASK WORKS

MASK WORK DESCRIPTION	COUNTRY	SERIAL NO.	REG. NO	STATUS

9